JOINT INSURED FIDELITY BOND AGREEMENT
AGREEMENT made as of February 25, 2016 by and among the funds (each, a "Fund") identified on Schedule I hereto (each, an "Insured" and collectively, the "Insureds"), severally and not jointly.
W I T N E S S E T H:
WHEREAS, each Insured is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");
WHEREAS, each Insured is covered as a joint insured under the Investment Company Fidelity Bond (the "Bond") written by Great American Insurance Company, or any comparable insurance company, in the amount of $4,400,000;
WHEREAS, the parties have entered into this Agreement to comply with Rule 17g-1 promulgated by the Securities and Exchange Commission under the 1940 Act.
NOW THEREFORE IT IS HEREBY AGREED:
1.            If any recovery is received under the Bond as a result of a loss sustained by a Fund and one or more other Insureds, the Fund shall receive an equitable and proportionate share of the recovery, but such recovery shall at least equal the amount which the Fund would have received had it provided and maintained a single insured bond with the minimum coverage required by paragraph (d)(1) of Rule 17g-1 under the 1940 Act.
2.            This Agreement shall be binding upon and shall inure to benefit of any successor company of any of the undersigned, or any company into which any of the undersigned may be merged or with which it may be consolidated.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.
A&Q AGGREGATED ALPHA STRATEGIES FUND LLC

By: /s/ Dylan Germishuys
Name: Dylan Germishuys Title: Authorized Person

A&Q ALTERNATIVE FIXED-INCOME STRATEGIES FUND LLC

By: /s/ Dylan Germishuys
Name: Dylan Germishuys Title: Authorized Person

A&Q EQUITY OPPORTUNITY FUND LLC

By: /s/ Dylan Germishuys
Name: Dylan Germishuys Title: Authorized Person

A&Q EVENT FUND LLC

By: /s/ Dylan Germishuys
Name: Dylan Germishuys Title: Authorized Person

A&Q LONG/SHORT STRATEGIES FUND LLC

By: /s/ Dylan Germishuys
Name: Dylan Germishuys Title: Authorized Person

A&Q MASTERS FUND

By: /s/ Dylan Germishuys
Name: Dylan Germishuys Title: Authorized Person

A&Q MULTI-STRATEGY FUND

By: /s/ Dylan Germishuys
Name: Dylan Germishuys Title: Authorized Person

A&Q TECHNOLOGY FUND LLC

By: /s/ Dylan Germishuys
Name: Dylan Germishuys Title: Authorized Person

SCHEDULE I

Name of Fund
A&Q Aggregated Alpha Strategies Fund LLC
A&Q Alternative Fixed-Income Strategies Fund LLC
A&Q Equity Opportunity Fund LLC
A&Q Event Fund LLC
A&Q Long/Short Strategies Fund LLC
A&Q Masters Fund
A&Q Multi-Strategy Fund
A&Q Technology Fund LLC